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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Metropolis Realty Trust, Inc., dated as of June 3, 2002, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is accurate.


Date: June 3, 2002                           THE TCW GROUP, INC., ON BEHALF OF
                                             THE TCW BUSINESS UNIT


                                             By:/s/ Lazarus  N. Sun
                                                -------------------------------
                                             Name:  Lazarus N. Sun
                                             Title: Authorized Signatory



Date: June 3, 2002                           OAKTREE CAPITAL MANAGEMENT, LLC



                                             By:/s/ Marc Porosoff
                                                -------------------------------
                                             Name:  Marc Porosoff
                                             Title: Senior Vice President, Legal